UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street
New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

The following information is furnished under Item 7.01 - Regulation FD Disclosure:

Effective January 1, 2018, American Express Company (the “Company”) adopted new revenue recognition guidance issued by the Financial Accounting Standards Board (FASB) related to contracts with customers. We elected to adopt the standard using the full retrospective method, which we believe is most useful to our investors. Under the full retrospective method, we are applying the standard back to January 1, 2016. As shown below, the most significant impacts of adoption are changes to the classification of certain revenues and expenses, including certain credit and charge card related costs previously netted against discount revenue, such as Card Member cash-back reward costs and statement credits, corporate incentive payments, as well as payments to third-party Global Network Services (GNS) card issuing partners. Under the new revenue standard, these costs are not considered components of the transaction price of our card acceptance agreements with merchants and thus are not netted against discount revenue, but instead are recognized as expenses. Our payments to third-party GNS card issuing partners will be presented net of related revenues earned from the partners.

In addition, we have broadened the expense line item in which certain of these reclassified costs will now be reported as “Marketing and business development” in lieu of the former “Marketing and promotion” line on the Consolidated Statements of Income. Marketing and business development provides a more comprehensive view of costs related to building and growing our business, including the reclassified costs as described above.

The revenue recognition-related reclassifications for the fiscal quarters of 2017 and 2016 were as follows:

Increase/(Decrease) for the quarter ended:
(Millions)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Revenues
Discount revenue	$981	$930	$928	$868	$944	$892	$978	$885
Other revenue	(78)	(71)	(64)	(65)	(63)	(62)	(65)	(63)

Expenses
Marketing and business development	617	591	593	549	605	580	647	588
Card Member rewards	286	268	271	254	276	250	266	234

In addition to the reclassifications reflected in the table above, the adoption of the new standard also resulted in changes to the recognition timing of certain revenues. The adoption of the new standard did not have a material impact on retained earnings on January 1, 2016, net income in any period, or the Company’s consolidated balance sheets or statements of cash flows. In conjunction with the adoption of the new standard, we also evaluated other expenses that have historically been reported in Other expenses and made the determination to reclassify those expenses to Marketing and business development.

Unrelated to the adoption of the revenue recognition standard, effective January 1, 2018, we changed our methodology for allocating certain corporate overhead expenses and interest income/expense to our reportable operating segments. Prior periods have been conformed to the current period presentation.
Certain preliminary financial and other information reflecting these changes is attached to this report as Exhibit 99.1 and is incorporated herein by reference. Such information is being furnished in order to assist investors in understanding how the Company’s results would historically have been presented had such changes been in place since the first quarter of 2016.

EXHIBIT
99.1 American Express Company Financial Information — Eight Quarter Trend Q1 2016 through Q4 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)
By:	/s/ Tangela Richter
Name: Tangela Richter
Title: Corporate Secretary

Date:  March 9, 2018